Exhibit 24

SUBSTITUTE POWER OF ATTORNEY

Pursuant to the terms of the Power of Attorney previously executed by Pablo J. Cagnoni (the “PoA Party”) (as modified by the Substitute Power of Attorney previously executed by Joanne Protano, the “Power of Attorney”) , the undersigned, Maiken Keson-Brookes, was appointed a true and lawful attorney-in-fact, with full power of substitution by certain officers and directors of Rubius Therapeutics, Inc. (the “Company”), including the PoA Party, to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in the Power of Attorney, as fully to all intents and purposes as the PoA Party might or could do if personally present, with full power of substitution or revocation.

In accordance with the authority granted under the Power of Attorney, including the power of substitution, the undersigned, Maiken Keson-Brookes, hereby appoints each of Jennifer Kamocsay and Jaimy Mauricio as a substitute attorney-in-fact, on behalf of the PoA Party, to exercise and execute all of the powers granted or conferred in the applicable Power of Attorney. By his or her signature as an attorney-in-fact to this Substitute Power of Attorney, each of Jennifer Kamocsay and Jaimy Mauricio accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his or her capacity as an attorney-in-fact. This Substitute Power of Attorney shall remain in full force and effect until the earlier of (i) such time as this Substitute Power of Attorney is revoked by the undersigned, Maiken Keson-Brookes, or by the PoA Party, (ii) such time as this Substitute Power of Attorney is superseded by a new substitute power of attorney regarding the purposes outlined herein dated as of a later date, or (iii) such time as the PoA Party is no longer required to file any Form 3, 4 or 5, Schedule 13D, Schedule 13G or any amendments thereto with respect to such PoA Party’s holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned have executed this Substitute Power of Attorney this 15th day of November, 2022.

/s/ Maiken Keson-Brookes
Maiken Keson-Brookes
Attorney-in-Fact

I accept this appointment and substitution:

/s/ Jennifer Kamocsay
Jennifer Kamocsay

I accept this appointment and substitution:

/s/ Jaimy Mauricio
Jaimy Mauricio